equitable
ACCUMULATOR SELECT II(SM)
combination variable and fixed deferred annuity

Enrollment Form under Group Annuity Contract  No. AC6725 (Non-Qualified),
 No. AC6727 (Qualified) and Application for Individual Contract

MAILING INSTRUCTIONS:
EXPRESS MAIL: Equitable Accumulator Select
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014, Secaucus, NJ 07094

REGULAR MAIL: Equitable Accumulator Select
P.O. Box 13014, Newark, NJ 07188-0014

[EQUITABLE LOGO]

AXA ADVISORS
FOR ASSISTANCE CALL 800-789-7771

1. TYPE OF CONTRACT

[ ] Non-Qualified (NQ)
[ ] Rollover IRA
[ ] Roth Conversion IRA
[ ] Qualified Plan - Defined Contribution (DC)
[ ] Qualified Plan - Defined Benefit (DB)
[ ] ERISA Tax-Sheltered Annuity (Rollover TSA)
[ ] Non-ERISA Tax-Sheltered Annuity (Rollover TSA)

All of the above are subject to state availability.

2. OWNER   PLEASE PRINT

[ ] Individual                    [ ] Qualified Plan Trustee - DC
[ ] Trustee (for an Individual)   [ ] Qualified Plan Trustee - DB
[ ] UGMA/UTMA*
[ ] Custodian (IRA)
                                                [ ] Male    [ ] Female


_______________________________________________________________________________
Name (First, Middle, Last)

_______________________________________________________________________________
Address (Street)

_______________________________________________________________________________
City                              State                   ZIP Code

_______________________________________________________________________________
Home Phone                        Office Phone

_______________________________________________________________________________
Social Security No./TIN           Date of Birth (M/D/Y)

*As a Custodian under the __________ (state) Uniform Gifts to Minors Act (UGMA) or Uniform Transfer to Minors Act (UTMA).

See instructions for additional information.

3. JOINT OWNER   PLEASE PRINT

   OPTIONAL. (NQ certificates/contracts  only)

                                                [ ] Male    [ ] Female


|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Address (Street)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
City                               State                  ZIP Code

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Home Phone                         Office Phone

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Social Security No.                Date of Birth (M/D/Y)


4. SUCCESSOR OWNER   PLEASE PRINT

   OPTIONAL. (NQ certificates/contracts only) Available only if owner and annuitant are different persons.


                                                [ ] Male    [ ] Female


|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Address (Street)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
City                               State                  ZIP Code

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Social Security No./TIN            Date of Birth (M/D/Y)


5. ANNUITANT   PLEASE PRINT


If other than owner.                            [ ] Male    [ ] Female


|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Address (Street)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
City                               State                  ZIP Code

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Social Security No./TIN            Date of Birth (M/D/Y)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Relationship to Owner


6. BENEFICIARY(IES)   PLEASE PRINT

If more than one - indicate %. Total must equal 100%. If additional space is needed, please use Section 15.

   PRIMARY


|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Relationship to Annuitant                                %

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Relationship to Annuitant                                %


   CONTINGENT


|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Relationship to Annuitant                                %

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Relationship to Annuitant                                %

Accum App 01   E3320   The Equitable Life Assurance Society of the United States
                                                            Cat. No.____________

7. INITIAL CONTRIBUTION   REFER TO INSTRUCTIONS FOR
                          MINIMUM AMOUNTS.

Specify Amount    $__________________


8. METHOD OF PAYMENT   PLEASE REFER TO INSTRUCTIONS BEFORE
                       COMPLETING.

   NON-QUALIFIED:
   [ ] Check payable to Equitable Life
   [ ] Wire
   [ ] 1035 Exchange

   QUALIFIED PLAN:
   [ ] Check payable to Equitable Life
   [ ] Wire

   ROLLOVER IRA:
   [ ] Rollover from traditional IRA
   [ ] Direct rollover from qualified plan or TSA
   [ ] Direct transfer from other traditional IRA

   ROTH CONVERSION IRA:
   [ ] Conversion rollover from traditional IRA
   [ ] Direct transfer from other Roth IRA
   [ ] Rollover from Roth IRA

   ROLLOVER TSA:
   [ ] Direct 90-24 transfer from another carrier
   [ ] Rollover by check
   [ ] Direct rollover from other carrier


9. GUARANTEED BENEFIT ELECTION

   A. CHOOSE ONE OPTION ONLY.
   [ ] baseBUILDER(R) which includes Guaranteed Minimum Death Benefit-
       5% roll up to age  80
   [ ] baseBUILDER(R) which includes Guaranteed Minimum Death Benefit-
       annual ratchet to age 80
   [ ] Guaranteed Minimum Death Benefit only-5% roll up to age 80
   [ ] Guaranteed Minimum Death Benefit only-annual ratchet to age 80

  *B. I WISH TO ELECT THE OPTIONAL PROTECTION PLUS DEATH BENEFIT RIDER.
   [ ] Yes       [ ] No

   See instructions for additional information. *SUBJECT TO STATE AVAILABILITY.

10. PRINCIPAL ASSURANCE

    A. Under Principal Assurance, an amount is allocated to a fixed maturity option so that its maturity value will equal your initial contribution in the year you select below.
   [ ] 2008       [ ] 2009       [ ] 2010       [ ]  2011

    B. The remaining portion of your initial contribution will be allocated to "(2) Variable Investment Options" as you indicate in Section 11 (complete variable investment options section only). The total must equal 100%.

11. ALLOCATION AMONG INVESTMENT OPTIONS CHOOSE A OR B. ALLOCATION AMOUNTS MUST BE IN WHOLE PERCENTAGES. PLEASE REFER TO ENROLLMENT FORM/APPLICATION INSTRUCTIONS BEFORE COMPLETING.

A.  [ ] SELF-DIRECTED ALLOCATION
Allocate initial contribution between "(1) Fixed Maturity Options" and
"(2) Variable Investment Options." The total of (1) and (2) must equal 100%.

B.  [ ] Principal Assurance: if elected, you MUST complete Section 10.

                                                             IMMEDIATE
                                                           ALLOCATION TO
                                                             INVESTMENT
(1) FIXED MATURITY OPTIONS                                    OPTIONS
-------------------------------------------------------------------------------
(502) February 15, 2002.....................................  ________ %
(503) February 15, 2003.....................................  ________ %
(504) February 15, 2004.....................................  ________ %
(505) February 15, 2005.....................................  ________ %
(506) February 15, 2006.....................................  ________ %
(507) February 15, 2007.....................................  ________ %
(508) February 15, 2008.....................................  ________ %
(509) February 15, 2009.....................................  ________ %
(510) February 15, 2010.....................................  ________ %
(511) February 15, 2011.....................................  ________ %

(2) VARIABLE INVESTMENT OPTIONS
-------------------------------------------------------------------------------
(026)  EQ/Aggressive Stock                                     ________ %
(024)  EQ/Alliance Common Stock                                ________ %
(025)  EQ/Alliance Global                                      ________ %
(023)  EQ/Alliance Growth and Income                           ________ %
(022)  EQ/Alliance Growth Investors                            ________ %
(030)  EQ/Alliance  High Yield                                 ________ %
(028)  EQ/Alliance  Intermediate Gov't. Securities             ________ %
(020)  EQ/Alliance  International                              ________ %
(027)  EQ/Alliance  Money Market                               ________ %
(649)  EQ/Alliance  Premier Growth                             ________ %
(029)  EQ/Alliance  Small Cap Growth                           ________ %
(784)  EQ/Alliance Technology                                  ________ %
(796)  EQ/AXP New Dimensions                                   ________ %
(797)  EQ/AXP Strategy Aggressive                              ________ %
(865)  EQ/Balanced*                                            ________ %
(874)  EQ/Bernstein Diversified Value*                         ________ %
(651)  EQ/Capital Guardian Research                            ________ %
(652)  EQ/Capital Guardian U.S. Equity                         ________ %
(822)  EQ/Equity 500 Index                                     ________ %
(217)  EQ/Evergreen Omega                                      ________ %
(798)  EQ/FI Mid Cap                                           ________ %
(211)  EQ/FI Small/Mid Cap Value                               ________ %
(216)  EQ/International Equity Index                           ________ %
(799)  EQ/Janus Large Cap Growth                               ________ %
(208)  EQ/Mercury Basic Value Equity                           ________ %
(207)  EQ/MFS Emerging Growth Companies                        ________ %
(219)  EQ/MFS Investors Trust                                  ________ %
(206)  EQ/MFS Research                                         ________ %
(210)  EQ/Morgan Stanley Emerging Markets Equity               ________ %
(201)  EQ/Putnam Growth & Income Value                         ________ %
(215)  EQ/Small Company Index                                  ________ %
(205)  EQ/T. Rowe Price International Stock                    ________ %

                                           TOTAL                   100%

TOTAL MUST EQUAL 100%.

* Available on or about May 18, 2001.




Accum App 01                                        Accumulator Select II page 2

12. SYSTEMATIC WITHDRAWALS

OPTIONAL. (NQ and IRA certificates/contracts) For IRA certificates/contracts, available only if you are age 59 1/2 to 70 1/2. Other withdrawal options are available for IRA and Rollover TSA certificates/contracts.

FREQUENCY:      [ ] Monthly     [ ] Quarterly     [ ] Annually
               (Max 0.8% of      (Max 2.4% of      (Max 10% of
               Account Value)   Account Value)    Account Value)

START DATE: ______________ (Month, Day)

AMOUNT OF WITHDRAWAL: $_________or_________% (Minimum $250.00)

WITHHOLDING ELECTION INFORMATION (Please read application instructions.)

[ ] A. I do not want to have Federal income tax withheld.
    (U.S. residence address and Social Security No./TIN required)
[ ] B. I want to have Federal income tax withheld from each payment.


13. GENERAL DOLLAR COST AVERAGING   PLEASE PRINT

OPTIONAL. You must have a minimum account value of $5,000 in the EQ/Alliance Money Market option.

A. TRANSFER AMOUNT (minimum of $250)      $______ or ______%
             [ ] Monthly     [ ] Quarterly     [ ] Annually

B. VARIABLE INVESTMENT OPTIONS

________________________________________  $______ or ______%

________________________________________  $______ or ______%

________________________________________  $______ or ______%

________________________________________  $______ or ______%

________________________________________  $______ or ______%

Total must equal transfer amount in A. above or 100%. If additional space is needed, please use Section 15.


14. AUTOMATIC INVESTMENT PROGRAM   PLEASE PRINT

OPTIONAL. (NQ certificates/contracts only.) Attach a VOID check (not a deposit slip) and complete the following information. See instructions for additional information.

A. Amount to be allocated to the investment options (as indicated in section 11)
$_______________

B.  Day of the month: _____________ (no later than the 28th)

C. The amount indicated above will be deducted from the following bank/financial institution account (check one)

[ ] Bank Checking    [ ] Bank Money Market    [ ] Credit Union Checking


|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Account Name                              Account Number

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Name of Bank/Financial Institution

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Bank/Financial Institution Address (Street)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
City                                            State          ZIP Code


15. SPECIAL INSTRUCTIONS   PLEASE PRINT

Attach a separate sheet if additional space is needed.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


16. FUND REBALANCING

OPTIONAL. This option is not available if you have elected the dollar cost averaging program.

Your account value in the variable investment options will be readjusted quarterly, semi-annually, or annually on a contract year basis according to the percentages indicated in Section 11 of this enrollment form/application. Rebalancing will be on the same day of the month as the contract date.

SELECT REBALANCING FREQUENCY: (Choose one)
[ ] Quarterly   [ ] Semi Annually    [ ] Annually

See instructions for additional information.


17. SUITABILITY   PLEASE PRINT

A. Did you receive the Equitable Accumulator Select II prospectus?
[ ] YES    [ ] NO

Date of prospectus _________________________________________
Date of any supplement(s) to prospectus ___________________________

In the case of IRAs, Qualified Plans and TSAs that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application you acknowledge that you are buying the certificate/contract for its features and benefits other than tax deferral, as the tax deferral feature of the certificate/contract does not provide additional benefits.

B. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract
applied for will be issued?     [ ] YES    [ ] NO

If YES, complete the following:

_______________________________________________________________________________
Year Issued                                                  Type of Plan

_______________________________________________________________________________
Company                                       Certificate/Contract Number

C. Are you applying for this certificate/contract in a state other than your
   state of residence?       [ ] YES    [ ] NO

If YES, please provide reason:

_______________________________________________________________________________

_______________________________________________________________________________


Accum App 01                                        Accumulator Select II page 3

D. 1. Do you have any other existing life insurance or annuities?
[ ] YES    [ ] NO
   2. Have you purchased another Equitable annuity contract in the last year?
[ ] YES    [ ] NO
    If YES provide name of product _________________________________
                        and contract  number _______________________

E.  Customer information as required by the NASD

1.
|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Employer's Name (First, Middle, Last)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Address (Street)

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
City, State, ZIP Code

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Owner's Occupation

|__|__|__|__|__|__|__|__|                          |__|__|__|__|__|__|__|__|__|
Estimated Annual Family Income                     Estimated Net Worth

4.  Investment Objective
[ ] Income              [ ] Income & Growth            [ ] Growth
[ ] Aggressive Growth   [ ] Safety of Principal

5.  Is owner or annuitant associated with or employed by a member of the NASD?
[ ] YES            [ ] NO
    (If Yes, please name the affiliation)

6.  MARITAL STATUS:
[ ] Single         [ ] Married         [ ] Widowed         [ ] Divorced

7.  NUMBER OF DEPENDENTS:____________________________________________________

8.  FEDERAL TAX BRACKET:____________________________________________________%

9.  PURPOSE OF INVESTMENT:___________________________________________________

10. INVESTMENT TIME HORIZON:
[ ] less than 3 years    [ ] 3-7 years    [ ] 7-9 years    [ ]more than 9 Years
(Length of time contract is expected to remain in force)

11. RISK TOLERANCE Choose only one:
[ ] Conservative    [ ] Conservative/Moderate    [ ] Moderate
[ ] Moderate/Aggressive    [ ] Aggressive
    The selected investment options should be consistent with the stated Investment Objective and Risk Tolerance.

CONSERVATIVE: Prefer little risk and low volatility in return for accepting potentially lower returns.

o  EQ/Alliance Money Market        o  Fixed Maturity Options

CONSERVATIVE/MODERATE: Willing to accept some risk and volatility in return for some growth potential.
o  EQ/Alliance Intermediate Government Securities

MODERATE: Willing to assume an average amount of market risk and volatility or loss of principal to achieve potentially higher returns.
o  EQ/Balanced                     o  EQ/Alliance High Yield

MODERATE/AGGRESSIVE: Willing to accept above average amount of market volatility or loss of principal to achieve potentially greater returns.

o  EQ/Mercury Basic Value Equity          o  EQ/Putnam Growth & Income Value
o  EQ/FI Mid Cap                          o  EQ/Bernstein Diversified Value
o  EQ/Equity 500 Index                    o  EQ/International Equity Index
o  EQ/Alliance International              o  EQ/FI Small/Mid Cap Value
o  EQ/T. Rowe Price International Stock   o  EQ/Alliance Growth Investors
o  EQ/Capital Guardian U.S. Equity        o  EQ/MFS Investors Trust
o  EQ/Evergreen Omega

AGGRESSIVE: Willing to sustain a substantial volatility or loss of principal and assume a high level of risk in pursuing potentially higher returns.

o  EQ/AXP Strategy Aggressive             o  EQ/Small Company Index
o  EQ/Alliance Technology                 o  EQ/Aggressive Stock
o  EQ/MFS Emerging Growth Companies       o  EQ/Capital Guardian Research
o  EQ/Alliance Small Cap Growth           o  EQ/MFS Research
o  EQ/Morgan Stanley Emerging             o  EQ/Alliance Global
   Markets Equity                         o  EQ/AXP New Dimensions
o  EQ/Alliance Premier Growth             o  EQ/Alliance Common Stock
o  EQ/Janus Large Cap Growth              o  EQ/Alliance Growth and Income

12. Do you believe this purchase/transaction is in accordance with your
    investment objectives?                [ ] YES     [ ] NO

13. INVESTMENT/ASSETS (prior to investment:)
      Cash (include checking, savings, money market)       $_____________
      Certificate of Deposit (CDs)                         $_____________
      Bonds                                                $_____________
      Annuities                                            $_____________
      Mutual Funds            Income     $_____________
                              Growth     $_____________
                              Aggressive $_____________
                              Other      $_____________
                              Total      $_____________
        Stocks                                             $_____________
        Other                                              $_____________
                                         Grand Total       $_____________

14. HAS CLIENT PURCHASED A FINANCIAL PLAN FROM AXA ADVISORS, LLC?
    [ ] YES           Plan #__________         [ ] NO

15.  SOURCE OF FUNDS
     (If more than one box is checked, provide percentage of breakdown.)
    [ ] Cash______%      [ ] Existing Investment*______%
    [ ] Borrowing (source)* _________________________%
    *Identify Source (i.e., death benefit, custodial account redemption)

COMMENTS:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Accum App 01                                        Accumulator Select II page 4

18. AGREEMENT

All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no financial professional has the authority to make or modify any certificate/contract on behalf of Equitable Life, or to waive or alter any of Equitable Life's rights and regulations. I understand that the account value attributable to allocations to the variable investment options and variable annuity benefit payments, if a variable settlement option has been elected, may increase or decrease and are not guaranteed as to dollar amount. I understand that my market adjusted amount may increase or decrease in accordance with a market value adjustment until the expiration date. IF I HAVE ELECTED THE baseBUILDER, I UNDERSTAND THAT (1) THE INTEREST RATE USED FOR baseBUILDER DOES NOT REPRESENT A GUARANTEE OF MY ACCOUNT VALUE OR CASH VALUE, AND (2) IF I SUBSEQUENTLY EXERCISE THE baseBUILDER GUARANTEED MINIMUM INCOME BENEFIT, IT MUST BE IN THE FORM OF A LIFETIME INCOME. Equitable Life may accept amendments to this enrollment form/application provided by me or under my authority. I understand that any change in benefits applied for or age at issue must be agreed to in writing on an amendment.

ARKANSAS/KENTUCKY/NEW MEXICO: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment form/application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a contract owner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive an insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Equitable Life is a subsidiary of AXA Financial, Inc. AXA is the majority shareholder of AXA Financial, Inc. Neither AXA Financial, Inc. nor AXA has any responsibility for the insurance obligations of Equitable Life.

DISTRICT OF COLUMBIA/LOUISIANA/MAINE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL OTHER STATES: Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or Federal law.

X______________________________________________________________________________
Proposed Annuitant's Signature     Signed at: City, State        Date


X______________________________________________________________________________
Proposed Owner's Signature         Signed at: City, State        Date
(if other than annuitant)

X______________________________________________________________________________
Proposed Joint Owner's Signature   Signed at: City, State        Date
(if other than annuitant)


FINANCIAL PROFESSIONAL SECTION

1. DO YOU HAVE REASON TO BELIEVE THAT ANY EXISTING LIFE INSURANCE OR ANNUITY HAS BEEN OR WILL BE SURRENDERED, WITHDRAWN FROM, LOANED AGAINST, CHANGED OR OTHERWISE REDUCED IN VALUE, OR REPLACED IN CONNECTION WITH THIS TRANSACTION, ASSUMING THE CERTIFICATE/CONTRACT APPLIED FOR WILL BE ISSUED ON THE LIFE OF THE ANNUITANT? [ ] YES [ ] NO

2. DID YOU DELIVER THE FAMILY OF ANNUITIES BROCHURE TO THE CUSTOMER?
[ ] YES  [ ] NO


Florida License ID# _____________________  E-Mail Address:_____________________


________________________________________________________________________________
Financial Professional          Print Name & No.                Phone No.
  Signature                      of Financial Professional

________________________________________________________________________________
Agency Location         Agency Code     Client Account No.     Financial
                                                               Professional
                                                               Soc. Sec. No./TIN

________________________________________________________________________________

Accum App 01                                        Accumulator Select II page 5